Exhibit 99.1

Innoviva Announces Proposed Offering of $175 Million of Convertible Senior Notes

BRISBANE, Calif., July 31, 2017 – Innoviva, Inc. (NASDAQ: INVA) (the “Company” or “Innoviva”) today announced its intention to offer, subject to market conditions and other factors, $175 million aggregate principal amount of convertible senior notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The Company also intends to grant the initial purchasers of the Notes a 30-day option to purchase up to an additional $17.5 million aggregate principal amount of the Notes.

The terms of the Notes, including the interest rate, initial conversion rate and other terms, will be determined upon pricing of the offering.

The Notes are being offered in connection with the Company’s previously stated plan to refinance its 9.0% Fixed Rate Term Notes due 2029 (the “2029 Notes”). The Company intends to use the net proceeds of this offering to redeem on the next interest payment date of August 15, 2017 a portion of the principal outstanding under the 2029 Notes.  The Company may also purchase shares of its common stock in privately negotiated transactions in connection with the offering of the Notes.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the Notes nor the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have been registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc., including the closed triple combination therapy for COPD.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements regarding Innoviva’s completion of the offering, the anticipated principal amount of securities sold, the final terms of the offering and Innoviva’s anticipated use of proceeds, Innoviva’s ability to redeem all of the principal of its 2029 Notes and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the year ended December 31, 2016 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Innoviva, Inc.

Eric d’Esparbes

Sr. Vice President and Chief Financial Officer

650-238-9640

investor.relations@inva.com